Exhibit C


eSynch Corporation
15502 Mosher Avenue
Tustin, California 92780


January 10, 2001



Garfinkle Limited Partnership II
133 East 62nd Street
New York, New York 10021

Dear Sirs:

	In connection with the warrants issued to you under the License Agreement effective as of January 10, 2001, the undersigned hereby commits as follows:

(a)	on or prior to February 28, 2001, the
undersigned shall file with the Securities and Exchange Commission a registration statement or statements covering the offer and sale by you of the shares subject to issuance pursuant to said warrant certificate; in connection with this registration you shall receive the same rights, benefits and privileges enumerated for the benefit of Norton Garfinkle individually and as Trustee in the Registration Rights
Agreement dated September 30, 1999 executed and delivered by the undersigned;

(b)	you shall be entitled to exercise the
warrant evidenced by said warrant certificate in a "cashless" manner, by reducing the number of shares that would be obtainable upon the exercise of said warrant and payment of the exercise price in cash so as to yield a number of shares upon exercise equal to the product of: (x) the number of shares for which said warrant is exercisable (if the exercise price were being paid in cash) and (y) a fraction, the numerator of which is the excess on the exercise date of the average of the closing bid and asked prices (or the equivalent in an over-the counter market) of a share over the exercise price per share, and the denominator of which is such average; and

This letter may be relied upon by any transferee of said warrant as if addressed to them.


    Very truly yours,

						eSynch Corporation



						By s/Thomas Hemingway
	                           ----------------------

ACCEPTED:

GARFINKLE LIMITED PARTNERSHIP II

By: G.F. Management Corp.



By s/Norton Garfinkle
   -----------------------



Attachment A

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 (THE "ACT") OR QUALIFIED UNDER
APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD,
OFFERED FOR SALE, OR OTHERWISE TRANSFERRED OR DISPOSED OF
IN THE ABSENCE OF A REGISTRATION STATEMENT AND
QUALIFICATION IN EFFECT WITH RESPECT TO THE SECURITIES
UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES
LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND
APPLICABLE QUALIFICATION REQUIREMENTS UNDER APPLICABLE
FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO REGULATION
S AS PROMULGATED UNDER THE ACT.
THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED
WITHIN THE LIMITS HEREIN PROVIDED

ESYNCH CORPORATION
(a Delaware corporation)
Warrant For The Purchase of 950,000 Common Shares

THIS IS TO CERTIFY THAT, for value received, Garfinkle
Limited Partnership II, or its permitted successors or
assigns (the "Holder") is entitled to subscribe for and
purchase four hundred fifty thousand (950,000) fully paid
and non-assessable common shares (the "Common Shares") of
eSynch Corporation (the "Company"), par value $.001 per
share, at an Exercise Price per Share of $ 0.50 (the
"Exercise Price") per share. This Warrant is exercisable at
any time subsequent to February 1, 2001 up to 4:30 P.M.
Pacific time on February 1, 2006 (the "Date of Expiration")
subject, however, to the provisions and upon the terms and
conditions hereinafter set forth.
The rights represented by this Warrant may be exercised by
the Holder, in whole or in part (but not as to a fractional
Share), by surrender of this Warrant at the office of the
Company's transfer agent, or the principal executive office
of the Company if it is acting as its own transfer agent,
during its normal business hours, together with the
subscription form attached hereto completed and signed by
the Holder and, in payment of the Exercise Price for the
number of Common Shares subscribed, a certified check
payable to or to the order of the Company.
Upon the exercise of the rights represented by this Warrant
and payment of the Exercise Price in accordance with the
terms hereof, the Common Shares for which the Holder has
subscribed and purchased shall be deemed to have been
issued and the Holder shall be deemed to have become the
holder of record of such shares on the date of such
exercise and payment.
In the event of any exercise of the rights represented by
this Warrant, certificates for the Common Shares so
purchased shall be delivered to the Holder within a
reasonable time, not exceeding ten days after the rights
represented by this Warrant have been duly exercised and,
unless this Warrant has expired, a new Warrant representing
the number of Common Shares, if any, with respect to which
this Warrant shall not then have been exercised shall also
be issued to the Holder within such time.
The Company covenants and agrees that the Common Shares
which may be issued upon the exercise of the rights
represented by this Warrant will, upon issuance, be fully
paid and non-assessable and free of all liens, charges and
encumbrances.  The Company further covenants and agrees
that during the period within which the rights represented
by this Warrant may be exercised, the Company will at all
times have authorized and reserved, a sufficient number of
common shares to provide for the exercise of the rights
represented by this Warrant.
THE FOLLOWING ARE THE TERMS AND CONDITIONS
REFERRED TO IN THIS WARRANT
1.	In case the Company shall at any time subdivide its
outstanding Common Shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of subdivided Common shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Exercise
Price shall be proportionately increased and the number of consolidated Common Shares entitled to be purchased hereunder shall be proportionately decreased.

	If any capital reorganization or reclassification of the capital stock of the Company, or the merger, amalgamation or arrangement of the Company with another corporation shall be effected, then as a condition of such reorganization, reclassification, merger, amalgamation or arrangement, adequate provision shall be made whereby the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares
immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, merger, amalgamation or arrangement not taken place. The Company shall not effect any merger, amalgamation or arrangement unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger, amalgamation or arrangement assumes by written instrument executed and mailed or delivered to the holder of this Warrant the obligation to deliver to such holder
such shares of stock or securities in accordance with the foregoing provisions as such holder may be entitled to purchase.
2.	In case at any time:
(a)	the Company shall pay any dividend payable in stock
upon its Common Shares or make any distribution to
the holders of its Common Shares;
(b)	the Company shall offer for subscription pro rata
to the holders of its Common Shares any additional
shares of stock of any class or other rights;
(c)	there shall be any subdivision, consolidation,
capital reorganization, or reclassification of the
capital stock of the Company, or merger,
amalgamation or arrangement of the Company with, or
sale of all or substantially all of its assets to,
another corporation; or
(d)	there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the
Company;
then, and in any one or more of such cases, the Company
shall give to the holder of this Warrant, at least twenty day's prior written notice of the date on which the books of the Company shall close or a record shall be taken for
such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, reorganization,
reclassification, merger, amalgamation, arrangement, dissolution, liquidation or winding-up and in the case of any such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the holder
of this Warrant at the address of such holder, as shown on
the books of the Company.
3.	As used herein, the term "Common Shares" shall mean
and include the Company's presently authorized Common
Shares and shall also include any capital stock of any
class of the Company hereafter authorized which shall not
be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.
4.	This Warrant shall not entitle the Holder to any
rights as a shareholder of the Company, including without limitation, voting rights, except that the Company shall concurrently furnish to the Holder a copy of all notices which are furnished to holders of the common shares.
5.	This Warrant is not transferable except pursuant to an
exemption from registration and qualification requirements
in accordance with federal and applicable state or other
securities laws.
6.	This Warrant and any Common Shares acquired pursuant
to this Warrant will be subject to restrictions under
federal and applicable state or other securities laws and shall bear substantially the following legend, and all other legends as may from time to time be required by any
then applicable securities laws:
	THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, OR
QUALIFIED UNDER APPLICABLE STATE SECURITIES
LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR
SALE, OR OTHERWISE TRANSFERRED OR DISPOSED
OF IN THE ABSENCE OF A REGISTRATION
STATEMENT AND QUALIFICATION IN EFFECT WITH
RESPECT TO THE SECURITIES UNDER THE ACT AND
UNDER ANY APPLICABLE STATE SECURITIES LAWS
OR AN EXEMPTION FROM SUCH REGISTRATION AND
QUALIFICATION REQUIREMENTS UNDER APPLICABLE
FEDERAL AND STATE SECURITIES LAWS OR
PURSUANT TO REGULATION S AS PROMULGATED
UNDER THE ACT.
7.	This Warrant is exchangeable upon its surrender by the
Holder at the Company's principal office, for new Warrants
of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be
designated by the Holder at the time of such surrender.
8.	The company shall further take such action as shall be
necessary so that the issuance of the Common Shares
issuable upon exercise of this warrant and the resale of
such shares by the holder have been registered under the Securities Act of 1933 prior to the issuance of such shares, hereunder.
9.	Any notice or other communication required to be given
by the Company under this Warrant, whether to the Holder or otherwise, shall be delivered or telecopied as follows:
Norton Garfinkle
133 East 62nd Street
New York, NY  10021
Facsimile:  212-486-1405
	Any notice or other communication so given shall be deemed to have been given and received when delivered, if delivered, and upon transmission, if telecopied,
and if the date of such transmission is not a business
day, on the next ensuing business day.
10.	Time is of the essence hereof.
11.	This Warrant shall be governed by and construed in
accordance with the laws of the State of California.
ESYNCH CORPORATION



By: s/Thomas Hemingway
    -----------------------------------
    Thomas Hemingway, Chairman, CEO



By: s/T. Richard Hutt
    ------------------------------------
    T. Richard Hutt, Secretary/Treasurer



SUBSCRIPTION FORM
TO:




                     , the holder of the within Share
Purchase Warrant (the "Warrant"), subscribes for         of
the common shares of referred to in the Warrant (the
"Common Shares") according to the conditions thereof, and
herewith makes payment of the Exercise Price in full for
the said number of shares at the rate of $        per share
by a certified check in the amount of $      is enclosed
herewith for such payment.
The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

NAME                                   ADDRESS
----                                   --------

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DATED at             this      day of               ,     .


----------------------
Signature of Holder